                                                                   EXHIBIT 3.118

                              THE TITAN CORPORATION

                               Amendment to Bylaws

         On February 4, 2005, the Board of Directors approved the following amendment to the Bylaws.

                  1. Article III, Section 3.02 of the Bylaws is hereby amended to read in its entirety as follows:

                                  "ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 3.02 Number, Qualification, and Term of Office. The
         number of directors shall be ten (10); provided, however, that the number of directors may be increased in the event of certain specified arrearages in the payment of dividends on the $1.00 Cumulative
         Preferred Stock of the Corporation, such increases to be in the number, for the period of time effected in the manner, prescribed in the
         Certificate of Incorporation. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until the annual meeting of stockholders held next after his election and until his successor shall have been duly elected and shall qualify, or until his death in office, or until he shall resign or shall have been removed in the matter hereinafter provided."

                  2. Article III of the Bylaws shall remain the same in all
         other respects.

                              THE TITAN CORPORATION

                              AMENDMENTS TO BY-LAWS

         On March 22, 2000 the Board of Directors approved the following amendments to the Bylaws:

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 2.06 Voting.

                  (c) any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, telephone, Internet or such other electronic means generally used for such purposes, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years

         from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of such proxy. At any meeting of the stockholders all matters, except as otherwise provided in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting or by his proxy, if there be such a proxy, and it shall state the number of shares voted.

         Article II of the By-Laws shall remain the same in all other respects.

         On February 17, 2000 the Board of Directors approved the following amendments to the Bylaws

                  1. Article III, Section 3.02 of the By-Laws is hereby amended to read in its entirety as follows:

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 3.02 Number, Qualification, and Term of Office. The
         number of directors shall be nine (9); provided, however, that the number of directors may he increased in the event of certain specified arrearages in the payment of dividends on the $1.00 Cumulative
         Convertible Preferred Stock of the Corporation, such increases to be in the number, for the period of time effected in the manner, prescribed in the Certificate of Incorporation. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until the annual meeting of stockholders held next after his election and until his successor shall have been duly elected and shall qualify, or until his death in office, or until he shall resign or shall have been removed in the manner hereinafter provided.

                  2. Article III of the By-Laws shall remain the same in all other respects.

                  3. Article VIII of the By-Laws is hereby amended to read in its entirety as follows:

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section 8.01 Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving

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         at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the
         Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph
         (c) of this By-Law, the Corporation shall indemnity any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time;
         provided, however, that if the General Corporation Law of the State of
         Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

                  (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including, therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.
         Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by
         Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of
         Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested
         Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall

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         be delivered to the claimant, or (iii) if a quorum of Disinterested
         Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent
         Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a
         "Change of Control," as defined in the Change of Control Employment
         Agreement dated March 2000 between the Corporation and certain senior executives, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

                  (c) If a claim under paragraph (a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to paragraph (b) of this By-Law has been received by the
         Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General
         Corporation Law of the State of Delaware for the Corporation to
         indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent
         Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the
         State of Delaware, nor an actual determination by the Corporation
         (including its Board of Directors, Independent Counsel or stockholders)
         that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (d) If a determination shall have been made pursuant to
         paragraph (b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this
         By-Law.

                  (e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this By-Law that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the
         Corporation is bound by all the provisions of this By-Law.

                  (f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of

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         stockholders or Disinterested Directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the
         Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  (g) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the
         Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation
         Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this
         By-Law, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

                  (h) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  (i) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
         (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion if any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  Section 8.02 Certain Definitions. For purposes of this By-Law:

                  (a) "Disinterested Director" means a director of the
         Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

                  (b) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this
         By-Law.

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                  Section 8.03 Written Communication Required. Any notice,
         request or other communication required or permitted to be given to the
         Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                              THE TITAN CORPORATION

                               AMENDMENT TO BYLAWS

         On August 16, 2000 the Board of Directors approved the following amendment to the Bylaws

                  1. Article III, Section 3.02 of the Bylaws is hereby amended to read in its entirety as follows:

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 3.02 Number, Qualification, and Term of Office. The
         number of directors shall be eleven (11); provided, however, that the number of directors may be increased in the event of certain specified arrearages in the payment of dividends on the $1.00 Cumulative
         Convertible Preferred Stock of the Corporation, such increases to be in the number, for the period of time effected in the manner, prescribed in the Certificate of Incorporation. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until the annual meeting of stockholders held next after his election and until his successor shall have been duly elected and shall qualify, or until his death in office, or until he shall resign or shall have been removed in the manner hereinafter provided.

                  2. Article III of the Bylaws shall remain the same in all
         other respects.

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                              THE TITAN CORPORATION
                            (A DELAWARE CORPORATION)

                                     BYLAWS
                      (AS AMENDED THROUGH OCTOBER 18, 1995)

                                    ARTICLE I

                                     OFFICES

         SECTION 1.01 Registered Office. The registered office of The Titan
Corporation (hereinafter called the Corporation) in the State of Delaware shall be at No. 100 West Tenth Street, City of Wilmington, County of New Castle, and
the name of the registered agent in charge thereof shall be The Corporation
Trust Company.

         SECTION 1.02 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of
Delaware, as the Board of Directors (hereinafter called the Board) may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.01 Annual Meetings. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper businesses as may come before the meeting shall be held at such time, date and place as the Board shall determine by resolution, and, if that day is a legal holiday, then on the next succeeding business day not a legal holiday at the same hour. If the election of directors shall not be held on the day designated for any annual meeting, or on the day of any adjourned session thereof, the Board shall cause the election to be held as soon thereafter as may be convenient at a special meeting of such stockholders.

         SECTION 2.02 Special Meetings. A special meeting of the stockholders for the transaction of any proper business may be called at any time by the
Board, the Chairman of the Board or by the President.

         SECTION 2.03 Place of Meeting. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated in the respective notices or waivers of notice thereof.

         SECTION 2.04 Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall, not less than ten (10) nor more than fifty (50) days before the date of the meeting, be given to each stockholder of record

entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post-office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary of the Corporation his address for such purpose, then at his post-office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

         SECTION 2.05 Quorum. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the
Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 2.06 Voting. (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

                  (i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

                  (ii) if no such record date shall have been so fixed, then (a)
         at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

         (b) Shares of its own stock belonging to the Corporation shall not be entitled to vote. Persons holding in a fiduciary capacity stock of the
Corporation shall be entitled to vote such stock so held. A person whose stock is pledged shall be entitled to vote such stock, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

         (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

         SECTION 2.07 Judges. If at any meeting of the stockholders a vote by written ballot shall be taken on any questions, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

         SECTION 2.08 Notice of Stockholder Business and Nominations.

                  (a) Annual Meeting of Stockholders.

                  (i) Nominations of persons for election to the Board of
         Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b)
         by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law,

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(i) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the
         Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth
         (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange
         Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder
         (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i)
         the name and address of such stockholder, as they appear on the
         Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (iii) Notwithstanding anything in the second sentence of
         paragraph (A)(2) of this By-Law to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the
         Corporation is increased and there is no public announcement by the
         Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal execution offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected

pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors at (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (c) General.

                  (i) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as director; and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these
         By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) For purposes of the By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News
         Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and
         Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange
         Act.

                  (iii) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the
         Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (1) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) of the holders of any series of Preferred
         Stock to elect directors under specified circumstances.

         SECTION 2.09 Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not

precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of
Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the
Secretary, request the Board of Directors to fix a record date. The Board of
Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been filed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the
Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         SECTION 2.10 Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 2.09, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations.
For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 2.09 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other actions
(including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation.)

         SECTION 2.11 Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with Section 2.09, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 2.09.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.01 General Powers. The property, business, and affairs of the
Corporation shall be managed by the Board.

         SECTION 3.02 Number, Qualification, and Term of Office. The number of directors shall be seven (7); provided, however, that the number of directors may be increased in the event of certain specified arrearages in the payment of dividends on the $1.00 Cumulative Convertible Preferred Stock of the
Corporation, such increases to be in the number, for the period of time effected in the manner, prescribed in the Certificate of Incorporation. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until the annual meeting of stockholders held next after his election and until his successor shall have been duly elected and shall qualify, or until his death in office, or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3.03 Election of Directors. At each meeting of the stockholders for the election of directors at which a quorum is present the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

         SECTION 3.04 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board or to the
Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.05 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, except in the case of a vacancy caused by removal, in which event a successor must be elected by the stockholders of the
Corporation at a special meeting called for that purpose. Each director so chosen to fill a vacancy shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and shall qualify, or until his death in office, or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3.06 Place of Meeting, etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the
Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.

         SECTION 3.07 First Meeting. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization, the election of officers of the Corporation, and the transaction of other business.
Notice of such first meeting shall be given in the manner hereinafter provided in Section 3.09 unless as therein provided such notice shall not be required.

         SECTION 3.08 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine.
There shall be not less than four such regular meetings held in each calendar year. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday.
Except as provided by law, notice of regular meetings need not be given.

         SECTION 3.09 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board or the President or any two of
the directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or cable or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the
Board shall not be required to be given to any director who shall have waived such notice and such notice shall be deemed to have been waived by any director who is present at such meeting.

         SECTION 3.10 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, or by law, the presence of four (4) members of the Board (but in any event not less than one-third of the number of directors then authorized)
shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present.
Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

         SECTION 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         SECTION 3.12 Removal of Directors. Subject to the provisions of the
Certificate of Incorporation, any director may be removed at any time, either with or without cause, by the affirmative vote of the stockholders having a majority of the voting power of the Corporation, given at a special meeting of the stockholders called for the purpose; and the vacancy in the Board caused by any such removal may be filled at such meeting or otherwise as provided in
Section 3.05.

         SECTION 3.13 Compensation. The directors shall receive only such compensation for their services as may be allowed by a resolution of the Board either as an annual fee or as compensation for his attendance at each meeting of the Board or of such committee. The Board may also provide that the Corporation shall reimburse each such director or member of such committee for any expense incurred by him on account of his attendance at any such meeting.

Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

         SECTION 3.14 Executive Committee. The Board may, in its discretion, by resolution adopted by a majority of the whole Board, designate an Executive
Committee consisting of three directors of the Corporation, which Committee shall have and may exercise, when the Board is not in session, the powers of the
Board in management of the business and affairs of the Corporation, and shall have power to authorize the issuance of the stock of the Corporation and to authorize the seal of the Corporation to be affixed to all papers which may require it. Each member of the Executive Committee may designate another member of the Board to act as his alternate at any meeting of the Executive Committee.
The Board shall name the Chairman of the Executive Committee and shall have the power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. Two members of said Committee shall constitute a quorum, and any action taken by the Executive Committee shall require the approval of at least two of the members thereof. The Executive
Committee shall keep written minutes of its transactions and report such minutes to the Board at the next regular meeting of the Board.

         SECTION 3.15 Other Committees. The Board may in its discretion appoint other committees which shall have and may exercise such powers in the management of the business and affairs of the Corporation as may be granted by resolutions of the Board. Any such committee shall consist of two or more directors of the
Corporation, and a majority of any such committee may determine its action and fix the time and place of its meetings unless the Board shall provide otherwise.
The Board shall have power at any time to fill vacancies in, to change the membership of and to dissolve any such committee. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member of any meeting of the committee.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.01 Number. The officers of the Corporation shall be a
Chairman of the Board, a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, a Treasurer and a Controller.

         SECTION 4.02 Election, Term of Office and Qualifications. The officers of the Corporation, except such officers as may be appointed in accordance with
Section 4.03, shall be elected annually by the Board at the first meeting thereof held after the annual meeting of stockholders for the election of directors. If any officers are not elected at an annual meeting, such officers may be elected at any subsequent regular or special meeting of the Board. Each officer shall hold office until his successor shall have been duly elected and shall qualify, or until his death in office, or until his resignation or removal in the manner hereinafter provided.

         SECTION 4.03 Assistants, Agents and Employees, etc. In addition to the officers specified in Section 4.01, the Board may appoint other assistants, agents, and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, having such authority, and perform such duties as the Board or the chief executive officer may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

         SECTION 4.04 Removal. Any officer, assistant, agent or employee of the
Corporation may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of any other officer, assistant, agent or employee, by an officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

         SECTION 4.05 Resignations. Any officer of assistant may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the chief executive officer, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof by the Board, the Chairman of the Board, the chief executive officer, or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.

         SECTION 4.07 The Chairman of the Board. The Chairman of the Board of
the Corporation shall be an officer of the Corporation. He shall preside at all meetings of the Board and of the stockholders at which he is present, and shall exercise and perform such other duties as may from time to time be assigned to him by the Board.

         SECTION 4.08 The President. The President shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board, general and active supervision and management over the business of the
Corporation and over its several officers, assistants, agents and employees other than the Chairman of the Board, and he shall perform such other duties incident to the office as may from time to time be assigned to him by the Board.
In case of the absence or inability of the Chairman of the Board to act, the
President shall perform the duties of the Chairman of the Board.

         SECTION 4.09 The Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board or the chief executive officer may from time to time prescribe. At the request of the President, or in case of the
President's absence or inability to act upon the request of the Board or the
Chairman of the Board, a Vice President shall perform the duties of the
President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

         SECTION 4.10 The Secretary. The Secretary shall, if present, record the proceedings of all meetings of the Board, of the stockholders, and of all committees of which a secretary shall not have been appointed in one or more books provided for that purpose; he shall see that all notices are duly given in accordance with these Bylaws and as required by law; he shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board or by the chief executive officer.

         SECTION 4.11 The Treasurer. The Treasurer shall have the general care and custody of the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board. He shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. He shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. He shall, in general, perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the chief executive officer or the Board. If required by the
Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine.

         SECTION 4.12 The Controller. The Controller shall, subject the direction of a designated Vice President, establish, coordinate and administer an adequate plan for the control of operations, which plan shall include profit planning, programs for capital investing and for financing, sales forecasts, expense budgets and cost standards, together with the necessary procedures to effectuate the plan. He shall compare performance with operating plans and standards and shall report and interpret the results of operations to all levels of management. The function includes the formulation of accounting policy, the coordination of systems and procedures, the preparation of operating data and of special reports as required. He shall establish and administer tax policies and procedures, assure protection for assets of the company through internal control and auditing, and insurance coverage, and shall in general, perform all other duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the chief executive officer or the Board.

         SECTION 4.13 Compensation. The compensation of the officers of the
Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.

                                   ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 5.01 Execution of Contracts. The Board of Directors, except as in these
Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such

authority may be general or confined to specific instances; but absent any limitation imposed by the Board of Directors or by these Bylaws, the officers of this Corporation shall have all the usual powers and may exercise the authority incident to their respective offices and relating to the conduct of the business and affairs of the Corporation in the ordinary course.

         SECTION 5.02 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

         SECTION 5.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the
President, any Vice President, the Treasurer or an Assistant Treasurer (or any
other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the
Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

         SECTION 5.04 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

         SECTION 5.05 Proxies. Unless otherwise provided by resolution of the
Board, the Chairman of the Board may from time to time appoint any officer or officers, assistant or assistants, agent or agents, attorney or attorneys of the
Corporation to exercise, in the name and on behalf of the Corporation, the powers and rights which the Corporation may be entitled to exercise as the holder of the stock or other securities in any other corporation, including the right to vote or consent in respect of such stock or other securities at meetings of the holders of such stock or other securities or to consent in writing, in the name of the Corporation, to any action by such other corporation. Unless otherwise provided by resolution of the Board, the Chairman of the Board may instruct the person or persons so appointed as to the manner of exercising such right to vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper.

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

         SECTION 6.01 Certificates for Stock. Every owner of stock of the
Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the
Board or the Vice Chairman of the Board of the President or a Vice President,
and by the Secretary or an Assistant Secretary or by the Treasurer or an
Assistant Treasurer; provided, however, that if any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, if the Board shall by resolution so authorize, the signatures of such Chairman of the Board or Vice
Chairman of the Board or President or vice President and of such Secretary or
Assistant Secretary or Treasurer or Assistant Treasurer may be facsimiles. In case any officer or assistant of the Corporation who shall have signed, or whose facsimile signature shall have been placed upon, any such certificate, shall thereafter have ceased to hold such office, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been paced thereupon, were such officer or assistant at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning stock represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.
Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04.

         SECTION 6.02 Transfers of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the
Corporation to do so.

         SECTION 6.03 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the
Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

         SECTION 6.04 Lost, Stolen, Destroyed, and Mutilated Certificates. In
any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

         SECTION 6.05 Fixing Date for Determination of Stockholders of Record.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record for date for the adjourned meeting.

                                  ARTICLE VII

                            DIVIDENDS, SURPLUS, ETC.

         SECTION 7.01 Dividends. Subject to the provisions of law, of the
Certificate of Incorporation and of these Bylaws, the Board may declare and pay dividends upon the shares of its stock either (a) out of its surplus as defined in and computed in accordance with the provisions of law or (b) in case it shall not have any such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, whenever and in such amounts as, in the opinion of the Board, the condition of the affairs of the
Corporation shall render it advisable.

         SECTION 7.02 Surplus, Reserves. Before payment of any dividend, the
Board may in its discretion use or apply any of such surplus or such net profits as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board shall think conducive to the best interests of the
Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created. All such surplus or such net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board for one or more of said purposes.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.01 Indemnification of Directors and Officers. The Corporation
shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation an action by or in the right of the
Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the
Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful. The right of indemnity provided herein shall not be exclusive, and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise different from those set forth herein.

         SECTION 8.02 Other Rights and Remedies. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 8.03 Insurance. Upon resolution passed by the Board, the
Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the
Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         SECTION 8.04 Certain Definitions. For purposes of this Article, (1)
references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent or such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (2) references to "other enterprises" shall include employee benefit plans; (3) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (4) references to
"serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and (5) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1969.

         SECTION 9.02 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated herein, and such waiver shall be deemed equivalent to notice.

         SECTION 9.03 Amendments. These Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any annual or regular meeting of the Board, without previous notice, or at any special meeting of the Board, provided that notice of such proposed amendment, modification, repeal or adoption of new Bylaws is given in the notice of such special meeting, or (ii) by the stockholders, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any Bylaws made or altered by the stockholders may be altered by the Board or may be altered or repealed by the stockholders.